UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 17, 2009
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Cautionary Note Regarding Forward-Looking Statements
     Some of the statements in this Report are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our business, financial condition, results of operations, cash flows, strategies and prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in this Report and those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2008. We do not undertake any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.
Item 8.01. Other Events
     On March 23, 2009, an action entitled Lorena Garcia, et.al. v. Lennar Corporation, et.al., Case No. 09-20739, was filed in the United States District Court for the Southern District of Florida. As of April 17, 2009, Lennar Corporation (the “Company”) had not been served with process in connection with this action. The Company learned of the action by searching the Court records. Like many other homebuilders, the Company learned recently that its subcontractors utilized drywall manufactured in China during the construction of its homes primarily in 2005 and 2006, and the Company has now learned that certain drywall manufactured in China contains high levels of sulfur and may emit various sulfur-based gases.
     The action purports to be a class action on behalf of all owners and residents of homes in the United States, which contain drywall manufactured, sold or distributed by defendants that emits excessive amounts of sulfur gases as well as any individual or entity that paid for or performed repairs of damage caused by the drywall. The named defendants include the company that the plaintiffs claim manufactured in China drywall that allegedly emits sulfur-containing gases at concentrations higher than that present in background air and three companies (including the company that the plaintiffs identify as “the nation’s largest distributor of drywall and related building products”) that the plaintiffs claim distributed defective drywall in the United States, including Florida.
     The plaintiffs claim to have bought two homes from the Company, and the complaint includes a claim that the presence of defective drywall is a violation of plaintiffs’ agreement, and they believe, the contracts of each and every member of the class (although the purported class is not limited to persons who bought homes from the Company). The plaintiffs seek compensation “to the full extent required by law” and medical monitoring.
     The Company has engaged in a process of inspecting and identifying homes it delivered during the time period when apparently defective drywall was purchased from China by various of the Company’s subcontractors, and has been paying to have the Chinese drywall and aspects of homes affected by it (including heat, ventilation and air conditioning systems) replaced. Independent government organizations have determined that exposure to the gases emitted by the drywall does not present any danger to human health.
     The Company has commenced litigation against the manufacturer and the distributors of the Chinese drywall that was installed in homes delivered by the Company and against the subcontractors who purchased that drywall and used it in building those homes. As the Company stated in its Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2009, the Company has already established reserves for the estimated cost of replacing the drywall in homes it has confirmed contain drywall manufactured in China to the extent such costs are not covered by insurance. To the extent the Company incurs additional costs in replacing drywall, the Company believes these costs will be covered by insurance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2009	Lennar Corporation
	By:	/s/ Bruce E. Gross
		Name:	Bruce E. Gross
		Title:	Vice President and Chief Financial Officer